Exhibit 24

POWER OF ATTORNEY

                 I, the undersigned Director and/or Officer of Petroleum & Resources Corporation, a Maryland corporation (the “Company”), hereby constitute and appoint LAWRENCE L. HOOPER, JR. and DOUGLAS G. OBER, and each of them singly, my true and lawful attorneys-in-fact and agents with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, a Registration Statement on Form S-8 and any and all amendments (including supplements and post-effective amendments) for the purpose of registering under the Securities Act of 1933, as amended, securities to be sold pursuant to the Petroleum & Resources Corporation 2005 Equity Incentive Compensation Plan.

Signature	Title	Date
/s/ Douglas G. Ober Douglas G. Ober	Chairman of the Board, Chief Executive Officer (principal executive officer) and a Director	April 20, 2005
/s/ Enrique R. Arzac Enrique R. Arzac	Director	April 14, 2005
/s/ Phyllis O. Bonanno Phyllis O. Bonanno	Director	April 14, 2005
/s/ Daniel E. Emerson Daniel E. Emerson	Director	April 14, 2005
/s/ Thomas H. Lenagh Thomas H. Lenagh	Director	April 14, 2005
/s/ W. D. MacCallan W. D. MacCallan	Director	April 14, 2005
/s/ Kathleen T. McGahran Kathleen T. McGahran	Director	April 14, 2005

Signature	Title	Date
/s/ Landon Peters Landon Peters	Director	April 14, 2005
/s/ John J. Roberts John J. Roberts	Director	April 14, 2005
/s/ Susan C. Schwab Susan C. Schwab	Director	April 14, 2005
/s/ Robert J. M. Wilson Robert J. M. Wilson	Director	April 14, 2005
/s/ Maureen Jones Maureen Jones	Vice President, Chief Financial Officer and Treasurer (principal financial and accounting officer)	April 20, 2005